U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2013

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2013, the board of directors (the “Board”) of American Science and Engineering, Inc. (the “Company”) unanimously elected Charles P. Dougherty, 50, to serve as the Company’s President and Chief Executive Officer, effective as of April 8, 2013, succeeding Anthony R. Fabiano, whose retirement was previously reported by the Company on a Current Report on Form 8-K filed on September 17, 2012 with the U.S. Securities and Exchange Commission. A copy of the press release issued by the Company announcing such appointment on March 14, 2013 is furnished herewith as Exhibit 99.1.

From 2010 to 2012, Mr. Dougherty served as president of the Communications and Industrial segment of Tyco Electronics Corporation, a global manufacturing business in the industrial, telecommunications, consumer-electronics, medical devices and solar energy market.  In 2009, Mr. Dougherty served as president of the Public Safety and Professional Communications division of Harris Corporation, which division that was acquired from Tyco Electronics Corporation.  From 2006 to 2009, Mr. Dougherty served as president of the Wireless Systems segment of Tyco Electronics Corporation.  Mr. Dougherty received a master’s degree in business administration from Villanova University and a bachelor’s degree in business administration from the Wharton School of the University of Pennsylvania.

On March 13, 2013, the Company entered into an offer letter with Mr. Dougherty (the “Dougherty Offer Letter”), effective April 8, 2013.  The Dougherty Offer Letter includes the following material terms:

•                  Mr. Dougherty will be paid an annual base salary (“Base Salary”) of $550,000, subject to possible increase by the Company’s Board of Directors from time to time at its sole discretion.

•                  Mr. Dougherty will be eligible to participate in the Company’s performance-based annual incentive compensation plan (“STIP”) for the Company’s senior executives, with a target bonus equal to 100% of his base salary.  The target bonus for fiscal year 2014 will be guaranteed, provided that Mr. Dougherty remains employed with the Company through the end of the fiscal year.

•                  Mr. Dougherty will be entitled to receive initial incentive awards, under the Company’s long term incentive plan (“LTIP”), equal to 200% of his base salary.  Such awards may be in the form of restricted stock, stock options and/or cash as determined by the Board’s compensation committee (the “Compensation Committee”).  The Compensation Committee will consider him for additional awards in future years.

•                  For the 12 months following commencement of employment, Mr. Dougherty will receive up to $15,000 in travel expenses between his residence in Lower Gwynedd, PA and Boston.  He will also receive reasonable and actual relocation costs, including tax gross up for any components that are taxable income.

•                  Mr. Dougherty will be appointed to the Board following the commencement of his employment and will be renominated for election in subsequent stockholder elections for as long as he continues to serve as Chief Executive Officer.

•                  Mr. Dougherty will enter into the Company’s standard Employee, Representation, Rights in Data, and Non-Compete Agreement regarding confidential information, assignment of rights to intellectual property, and non-competition.

Mr. Dougherty also entered into a Change of Control & Severance Benefit Agreement for Chief Executive Officer with the Company, as dated March 13, 2013 (the “Dougherty Change in Control Agreement”).  This agreement becomes effective on April 8, 2013 and terminates on March 31, 2014 (although certain terms will continue to apply beyond such date, including the noncompetition provisions and the entitlement to non-Change in Control severance treatment).  All payments provided for in such agreement are contingent upon Mr. Dougherty’s providing an effective release of claims against the Company.

If, during the 24 month period following a Change in Control (as defined in the Dougherty Change in Control Agreement), the Company terminates Mr. Dougherty’s employment other than for cause (as defined in the Dougherty Change in Control Agreement) or Mr. Dougherty terminates his employment with the Company for good reason (as defined in the Dougherty Change in Control Agreement), Mr. Dougherty will be eligible to receive (w) accrued compensation (“Accrued Compensation”) consisting of (i) base salary and commissions (if any) earned but not paid; (ii) accrued but unpaid bonuses; and (iii) accrued but unpaid vacation, up to the date of termination; (x)

severance pay equal to two times Mr. Dougherty’s base salary (or, if higher, his highest base salary in effect in the year before the Change in Control) plus the target STIP amount for the year of termination; (y) Company payment of COBRA premiums for Mr, Dougherty, his spouse and dependent children for a period up to 18 months; and (z) immediate vesting of all unvested equity and certain cash-based awards.  The agreement also provides for acceleration of vesting of all unvested equity and certain cash-based awards on a Change in Control that does not result in his ceasing to be employed, if the acquirer is not assuming or replacing such awards.

Outside of a Change in Control, if the Company terminates Mr. Dougherty’s employment other than for cause or Mr. Dougherty terminates his employment with the Company for good reason, Mr. Dougherty will be eligible to receive (i) any Accrued Compensation; (ii) severance pay equal to two times Mr. Dougherty’s base salary; and (iii) Company payment of COBRA premiums for Mr. Dougherty, his spouse and dependent children for a period up to 18 months.

The above summaries of the Dougherty Offer Letter and the Dougherty Change in Control Agreement are qualified in their entirety by the actual letter and agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, and which are incorporated into this Item 5.02 by reference.

On March 14, 2013, the Company also announced that Anthony R. Fabiano, the Company’s outgoing President and Chief Executive Officer, will cease serving as the Company’s principal executive officer as of March 29, 2013

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated March 13, 2013, between American Science and Research, Inc. and Charles P. Dougherty.
10.2	Change in Control & Severance Benefit Agreement for Chief Executive Officer, dated March 13, 2013
99.1

Press Release of American Science and Engineering, Inc. dated March 14, 2013 announcing the appointment of Charles P. Dougherty to succeed Anthony R. Fabiano as the Chief Executive Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 15, 2013	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Kenneth J. Galaznik
Kenneth J. Galaznik
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Offer letter, dated March 13, 2013, between American Science and Research, Inc. and Charles P. Dougherty
10.2	Change in Control & Severance Benefit Agreement for Chief Executive Officer, dated March 13, 2013
99.1	Press Release of American Science and Research, Inc., dated March14, 2013, announcing the appointment of Charles P. Dougherty to succeed Anthony R. Fabiano as Chief Executive Officer of the Company